UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Vanda Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue, Suite 300E

Washington, D.C. 20037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Vanda Pharmaceuticals Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on June 14, 2012, at 9:00 a.m. local time at the Renaissance Washington, D.C. Dupont Circle Hotel, located at 1143 New Hampshire Avenue N.W., Washington, D.C. 20037 for the following purposes:

•	Proposal 1: To elect Mihael H. Polymeropoulos, M.D. and Steven K. Galson, M.D., M.P.H. to serve as Class III directors until the 2015 annual meeting of stockholders;

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Proposal 2:    To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012;

•	Proposal 3: To hold an advisory vote on executive compensation; and

•	To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is April 20, 2012. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination at our offices in Washington, D.C. during normal business hours for a period of ten days prior to the Annual Meeting.

YOUR VOTE IS IMPORTANT!

Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 14, 2012. The proxy statement and annual report are available at www.proxyvote.com.

Your Board of Directors unanimously recommends you vote the proxy card “FOR” the Company’s two director nominees, Mihael H. Polymeropoulos, M.D. and Steven K. Galson, M.D., M.P.H.; “FOR” Proposal 2 and “FOR” Proposal 3.

By Order of the Board of Directors,

James P. Kelly Senior Vice President, Chief Financial Officer, Secretary and Treasurer Washington, D.C. April 27, 2012

This notice of Annual Meeting and accompanying proxy statement are being distributed or made available to stockholders on or about May 1, 2012.

Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue, Suite 300E

Washington, D.C. 20037

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

June 14, 2012

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Vanda Pharmaceuticals Inc. (sometimes referred to as “we”, the “Company” or “Vanda”), which will be held on June 14, 2012, at 9:00 a.m. local time at the Renaissance Washington, D.C. Dupont Circle Hotel, located at 1143 New Hampshire Avenue N.W., Washington, D.C. 20037.

We are making this proxy statement and our annual report available to stockholders at www.proxyvote.com. On or about May 1, 2012, we will begin mailing to our stockholders a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report at that website. The Notice also instructs you how you may submit your proxy over the Internet or via telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of Vanda common stock as of April 20, 2012, the record date for the Annual Meeting, and our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you recieved a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

When you vote by using the Internet or by telephone or by signing and returning the proxy card, you appoint Dr. Mihael H. Polymeropoulos and Mr. James P. Kelly as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2012, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 28,226,743 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 14, 2012 and will be accessible for ten days prior to the meeting at our principal place of business, 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on April 20, 2012, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet.    The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 13, 2012. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone.    The toll-free telephone number is noted on Notice and your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 13, 2012. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 28,226,743 shares of common stock outstanding and entitled to vote. Thus 14,113,372 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect Mihael H. Polymeropoulos, M.D. and Steven K. Galson, M.D., M.P.H., to serve as Class III directors until the 2015 annual meeting of stockholders;

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2012; and

•	Proposal 3: To hold an advisory vote on executive compensation.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Could other matters be decided at the Annual Meeting?

Vanda does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What will happen if I do not vote my shares?

Stockholder of Record:    Shares Registered in Your Name.    If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner:    Shares Registered in the Name of Broker or Bank.    Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares on Proposals 1 or 3.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of two Class III directors.

With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the two nominees for director;

•	“WITHHOLD” your vote for one of the nominees and vote “FOR” the remaining nominee; or

•	“WITHHOLD” your vote for the two nominees.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees who are properly nominated in accordance with our bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and “broker non-votes” will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2012.

You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Proposal 3: Advisory vote on executive compensation.

You may vote “FOR” or “AGAINST” or abstain from voting. To approve the compensation of the Company’s named executive officers as set forth in this proxy statement, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either:

•	reduce the number of directors that serve on the board, or

•	designate a substitute nominee.

If our Board of Directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does our Board of Directors recommend that I vote?

Our board of directors recommends a vote:

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Proposal 1:    “FOR” the election of each of Mihael H. Polymeropoulos, M.D. and Steven K. Galson, M.D., M.P.H. as Class III directors to serve a term of three years until our 2015 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012; and

•	Proposal 3: “FOR” the approval of, in an advisory manner, the compensation of our named executive officers as set forth in this proxy statement.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of Mihael H. Polymeropoulos, M.D. and Steven K. Galson, M.D., M.P.H., as Class III directors;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement.

•

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of our common stock as of April 20, 2012) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board of Directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than June 20, 2012.

How can I find Vanda’s proxy materials and annual report on the Internet?

This proxy statement and the 2011 annual report are available at our corporate website at www.vandapharma.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Vanda’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the 2011 annual report are available on our investor relations website located at www.vandapharma.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2013 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2013 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Vanda’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 31, 2012 which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Company’s bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2013 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2013 annual meeting of stockholders. Proposals should be sent to Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037 Attn: Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Vanda’s Proxy Materials:

Stockholders who wish to nominate persons for election to the Board of Directors at the 2013 annual meeting of stockholders or who wish to present a proposal at the 2013 annual meeting of stockholders, but who do not intend for such proposal to be included in Vanda’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037 no earlier than February 15, 2013 and no later than March 16, 2013. However, if the 2013 annual meeting of stockholders is held earlier than May 15, 2013 or later than July 14, 2013, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2013 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2013 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Vanda’s bylaws.

Copy of Bylaws:

You may request a copy of the Company’s bylaws at no charge by writing to Vanda’s Secretary at 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037. A current copy of our bylaws also is available at our corporate website at www.vandapharma.com. To access our bylaws from the main page of our website, click on “Investor Relations” at the top of the page, then click on “Corporate Governance,” and then click on “Amended and Restated Bylaws.”

Whom should I call if I have any questions?

If you have any questions, would like additional Vanda proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037 or by telephone at (202) 734-3400.

Important Notice Regarding the Availability of Proxy Materials

for the Meeting to be Held on Thursday, June 14, 2012

This proxy statement and our annual report are available on-line at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our bylaws, our Board of Directors is divided into three classes of roughly equal size. The members of each class are elected to serve a 3-year term with the term of office of each of the three classes ending in successive years. Pursuant to our bylaws, the Board of Directors has fixed the current number of directors at six (6). Mihael H. Polymeropoulos, M.D. and Steven K. Galson, M.D., M.P.H. are the two Class III directors whose terms expire at this Annual Meeting. Dr. Polymeropoulos and Dr. Galson have been nominated for election by our Board of Directors to serve until the 2015 annual meeting of stockholders or until their successors are elected (or until their earlier death, resignation or removal). It is our policy to encourage nominees for director to attend the Annual Meeting. Mihael H. Polymeropoulos, M.D.’s and Steven K. Galson, M.D., M.P.H’s ages as of April 20, 2012 and certain additional biographical information are set forth below.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and “broker non-votes” will have no effect on the outcome of the election of directors at the Annual Meeting.

Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Drs. Polymeropoulos and Galson to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. If any Vanda director nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by our current Board of Directors, unless otherwise marked on the card. Dr. Polymeropoulos and Dr. Galson, Vanda’s two director nominees, have each agreed to serve as a director if elected. We have no reason to believe that either Vanda nominee will be unable to serve if elected.

Nominees for Election as Class II Directors at the Annual Meeting

This year’s nominees for election to the Board of Directors as our Class III directors to serve for a term of three years expiring at the 2015 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 20, 2012 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Mihael H. Polymeropoulos, M.D.	52	Director, President, Chief Executive Officer	2003
Steven K. Galson, M.D., M.P.H.	55	Director	2010

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our Board of Directors to determine that the nominees should serve as one of our directors.

Mihael H. Polymeropoulos, M.D. co-founded Vanda and has served as President, Chief Executive Officer and a Director since May of 2003. Prior to joining Vanda, Dr. Polymeropoulos was Vice President and Head of the Pharmacogenetics Department at Novartis AG from 1998 to 2003. Prior to his tenure at Novartis, he served as Chief of the Gene Mapping Section, Laboratory of Genetic Disease Research, National Human Genome Research Institute, from 1992 to 1998. Dr. Polymeropoulos is the co-founder of the Integrated Molecular Analysis of Genome Expression (IMAGE) Consortium. Dr. Polymeropoulos holds a degree in Medicine from the University of Patras. We believe that Dr. Polymeropoulos’ qualifications to sit on our Board of Directors include his executive experience at Novartis, his expertise in the fields of psychology and pharmacogenetics, his extensive knowledge of central nervous system disorders and his long history with the Company.

Other public directorships held by Dr. Polymeropoulos within the past five years:    None.

Steven K. Galson, M.D, M.P.H. is the Vice President for Global Regulatory Affairs at Amgen, a biopharmaceuticals company. Prior to Amgen, Dr. Galson was Senior Vice President for Civilian Health Operations at Science Applications International Corporation (“SAIC”), a scientific, engineering and technology applications company. Prior to joining SAIC, Dr. Galson was the Acting U.S. Surgeon General. Prior to that, Dr. Galson was the Director of the Food and Drug Administration’s Center for Drug Evaluation and Research. Dr. Galson also held executive positions in the U.S. Environmental Protection Agency, U.S. Department of Energy and the Centers for Disease Control and Prevention’s National Institute for Occupational Safety and Health. Dr. Galson received his Bachelor of Science degree in biochemistry from the State University of New York at Stony Brook, his Doctor of Medicine degree from the Mt. Sinai School of Medicine and his Master of Public Health degree from the Harvard School of Public Health. We believe that Dr. Galson’s qualifications to sit on our Board include his experiences as the Acting U.S. Surgeon General and Deputy Director and Director of the Food and Drug Administration’s Center for Drug Evaluation and Research, as well as his degrees in medicine and public health and board certification in general preventative medicine, public health and occupational medicine.

Other public directorships held by Dr. Galson within the past five years:    None.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE THE PROXY CARD “FOR” THE ELECTION OF MIHAEL H. POLYMEROPOULOS, M.D. AND STEVEN K. GALSON, M.D., M.P.H.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our Board of Directors to determine that the directors should serve as one of our directors. The age of each director as of April 20, 2012 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Richard W. Dugan	70	Director	2005
Vincent J. Milano	48	Director	2010
Howard H. Pien	54	Director, Chairman of the Board	2007
H. Thomas Watkins	59	Director	2006

Class I Directors (Terms Expire in 2013)

Howard H. Pien has served as Chairman of the Board since December 2010. Mr. Pien served as President and Chief Executive Officer and a director of Medarex, Inc from June 2007 until it was acquired by Bristol-Myers Squibb Co. in September, 2009. Prior to his tenure at Medarex, Mr. Pien served as President and Chief Executive Officer of Chiron Corporation until April 2006 when it was acquired by Novartis. He joined Chiron from GlaxoSmithKline (formerly SmithKline Beecham), where he served as President, Pharmaceuticals for SmithKline Beecham and later as President of GlaxoSmithKline’s International Pharmaceuticals business. Mr. Pien has also held positions in sales, market research, licensing and product management at Abbott Laboratories and Merck & Co. Mr. Pien currently serves as a director of ViroPharma Incorporated and Immunogen, Inc., both public companies engaged in drug development as well as Ikaria, a private company engaged in life sciences. Mr. Pien previously served on the boards of Oakland Children’s Hospital, Chiron, and Medarex. Mr. Pien earned a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University. We believe that Mr. Pien’s qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical business, his knowledge of product licensing and management, his business degree and his experience on other public company boards.

Other public directorships held by Mr. Pien within the past five years:    Chiron Corporation, Medarex, ViroPharma Incorporated and ImmunoGen, Inc.

H. Thomas Watkins has served as the President and Chief Executive Officer of Human Genome Sciences, Inc. and as a member of its Board of Directors since 2005. Prior to his tenure at Human Genome Sciences Inc., Mr. Watkins served as President of TAP Pharmaceutical Products, Inc. Mr. Watkins previously held a series of executive positions over the course of nearly twenty years with Abbott Laboratories. Mr. Watkins also serves on the Board of Directors of the Biotechnology Industry Organization (BIO), and has served as Chair of the BIO Board of Directors since June, 2011. He holds a B.B.A. from the College of William and Mary and an M.B.A from the University of Chicago Graduate School of Business. We believe that Mr. Watkins’ qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical business, his experience with late-stage product development, his knowledge of in-licensing and other partnering strategies, his business degree and his experience on other public company boards.

Other public directorships held by Mr. Watkins within the past five years:    Human Genome Sciences, Inc.

Class II Directors (Terms Expire in 2014)

Richard W. Dugan served as a Partner with Ernst & Young, LLP from 1976 to September 2002, where he served in a variety of managing and senior partner positions, including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1979 to 1989. Mr. Dugan retired from Ernst & Young, LLP in September 2002. Mr. Dugan previously served as a director of two publicly traded pharmaceutical companies, Middlebrook Pharmaceuticals, Inc. and Critical Therapeutics, Inc., and a privately-owned pharmaceutical company, Xanthus Pharmaceuticals. Mr. Dugan holds a B.S.B.A. from Pennsylvania State University. We believe that Mr. Dugan’s qualifications to sit on our Board of Directors include his more than 25 years as a Partner with Ernst & Young, LLP, his long history with the Company, his status as a financial expert under The Sarbanes-Oxley Act of 2002 and his experience on other public company boards.

Other public directorships held by Mr. Dugan within the past five years:    Middlebrook Pharmaceuticals, Inc. (formerly known as Advancis Pharmaceutical Corporation) and Critical Therapeutics, Inc.

Vincent J. Milano has served as President and Chief Executive Officer of ViroPharma Incorporated since March 2008. Mr. Milano served as Chief Operating Officer from January 2006 to March 2008, and as Vice President, Chief Financial Officer of ViroPharma from November 1997 to March 2008. Mr. Milano also previously served as Vice President, Finance & Administration, Treasurer, and as Executive Director, Finance & Administration of ViroPharma. Prior to joining ViroPharma, Mr. Milano was with KPMG LLP, independent certified public accountants, where he was a Senior Manager from 1991 to 1996. Mr. Milano received his Bachelor of Science degree in Accounting from Rider College. We believe that Mr. Milano’s qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical business, his knowledge of finance and accounting, and his experience on other public company boards.

Other public directorships held by Mr. Milano within the past five years:    ViroPharma Incorporated, VerticalNet, Inc.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Dr. Mihael H. Polymeropoulos, our Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Pien, Chairman of the Board of Directors, presides over these executive sessions. Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Vanda Pharmaceuticals Inc., at 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037, Attn: Secretary. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairman of a committee of the Board of Directors or a particular director, as appropriate.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2011:

Committee	Chairman	Members	Number of Meetings in 2011

Audit Committee	Richard W. Dugan	Howard H. Pien Vincent J. Milano	10

Compensation Committee	Argeris N. Karabelas, Ph.D.(1)	Howard H. Pien H. Thomas Watkins Vincent J. Milano(2)	5

Nominating/Corporate Governance Committee	Richard W. Dugan	Argeris N. Karabelas, Ph.D.(1) Steven K. Galson, M.D., M.P.H. Howard H. Pien	3

(1)	Argeris N. Karabelas, Ph.D. resigned from the Board of Directors effective as of January 18, 2012.

(2)	Mr. Milano was appointed Chairman of the Compensation Committee on January 18, 2012 following the resignation of Dr. Karabelas.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements. For these purposes, the Audit Committee, among other duties and powers, (1) approves audit fees for, and selects and reviews the performance of, the Company’s independent accountants, (2) reviews reports prepared by management, and attested by the Company’s independent accountants with respect to the financial statements contained therein, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC, (3) reviews the Company’s annual and quarterly reports, and associated consolidated financial statements, with management and the independent accountants prior to the first public release of the Company’s financial results for such year or quarter, (4) reviews with external counsel any legal matters that could have a significant impact on the Company’s financial statements, (5) establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and business conduct or ethics violations, and (6) reviews the Company’s compliance with its Code of Ethics and Business Conduct. Our Audit Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. Three directors comprised the Audit Committee in 2011: Mr. Dugan (the Chairman of the Audit Committee), Mr. Pien and Mr. Milano. The Audit Committee met ten (10) times during 2011.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the design of, assesses the effectiveness of, and administers executive compensation programs, including our equity incentive plans. For these purposes, the Compensation Committee, among other duties and powers, (1) reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other Company executives, (2) reviews and approves the terms of offer letters, employment agreements, severance agreements, change-in-control agreements, and other material agreements between the Company and its executive officers, (3) approves material changes to the Company’s 401(k) plan and oversees its implementation, (4) reviews and approves the Compensation Discussion and Analysis included in this Proxy Statement, and (5) conducts reviews of executive officer succession planning. Our Compensation Committee charter can be found in the corporate governance section of our website at www.vandapharma.com. Four directors comprised the Compensation Committee of the Board of Directors in 2011: Dr. Karabelas (the Chairman of the Compensation Committee), Mr. Pien, Mr. Milano and Mr. Watkins. The Compensation Committee met five (5) times during 2011. Effective January 18, 2012, Dr. Karabelas resigned as a member of the Board of Directors and Compensation Committee. Following Dr. Karabelas’ resignation, Mr. Milano was appointed Chairman of the Compensation Committee.

The Board of Directors has determined that all members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). In addition each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Dr. Polymeropoulos, our Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, Dr. Polymeropoulos does make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Towers Watson, a well-known consulting firm, since November 2006. In December 2010 and 2011, Towers Watson presented a new executive compensation report to the Compensation Committee. Towers Watson provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding all of its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors, conducts searches for appropriate directors, and evaluates the performance of our Board of Directors and of individual directors. Our Nominating/Corporate Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board of Directors concerning corporate governance matters. Our Nominating/Corporate Governance Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. Four directors comprised the Nominating/Corporate Governance Committee in 2011: Mr. Dugan (the Chairman of the Nominating/Governance Committee), Dr. Karabelas, Dr. Galson and Mr. Watkins. The Nominating/Corporate Governance Committee met three (3) times during 2011. Dr. Karabelas resigned as a member of the Board of Directors and Nominating/Corporate Governance Committee effective January 18, 2012.

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating/Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management,

•	the candidate having sufficient time to devote to the affairs of the Company;

•	the candidate having a proven track record in his or her field;

•	the candidate’s ability to exercise sound business judgment;

•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•	whether or not a conflict of interest exists between the candidate and our business;

•	whether the candidate would be considered independent under applicable Nasdaq and SEC standards;

•	the current composition of the Board of Directors; and

•	the operating requirements of the Company.

In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. While diversity and variety of experiences and viewpoints represented on the Board of Directors should always be considered, the Nominating/Corporate Governance Committee believes that a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on the Board of Directors, the Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company pursuant to the terms and conditions of our bylaws. The stockholder recommendation must, among other things, set forth

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for each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

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as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (3) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees and (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company;

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any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that the stockholder will notify the Company in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

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a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

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a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

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any other information that is required to be provided by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in such stockholder’s capacity as a proponent of a stockholder proposal.

In addition, our bylaws require that the stockholder recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person; (4) a statement as to the person’s citizenship; (5) the completed and signed representation and agreement described above; (6) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; (7) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (8) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company.

We believe that each of our directors and nominees brings a strong background and set of skills to our Board of Directors, giving the Board of Directors, as a whole, an appropriate balance of the knowledge, experience, attributes, skills and expertise. In addition, five of our six directors are independent under Nasdaq standards (Dr. Polymeropoulos, our Chief Executive Officer, being the only exception as he is an employee) and our Nominating/Corporate Governance Committee believes that all six directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on our board committees. As described above, the Nominating/Corporate Governance Committee has recommended the members of our Board of Directors for their directorships. In evaluating such directors, our Nominating/Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors”. The Nominating/

Corporate Governance Committee believes that the members of our Board of Directors offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating/Corporate Governance Committee also believes that the members of our Board of Directors function well together as a group. The Nominating/Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board of Directors described in further detail above under the section entitled “Election of Directors”, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Separation of CEO and Chairman Roles

Our Board of Directors separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. The Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time.

Meetings of the Board of Directors

The Board of Directors met six (6) times during 2011. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Secretary, Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037. Each such communication should set forth (1) the name and address of such stockholder, as they appear on the Company’s books and, if the shares of the Company’s stock are held by a nominee, the name and address of the beneficial owner of such shares, and (2) the number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Secretary will submit a stockholder communication to a chairman of a committee of the Board of Directors, or a particular director, as appropriate.

Code of Ethics and Business Conduct

The Company has adopted the Vanda Pharmaceuticals Inc. Code of Ethics and Business Conduct that applies to all directors, officers and employees. This code is available at our website at www.vandapharma.com. If we make any substantive amendments to this code or grant any waiver from a provision of the code to any applicable executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors provides oversight to address the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each committee of our Board of Directors also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Senior Vice President, Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its oversight role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Senior Vice President, Chief Financial Officer.

The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company. The Board of Directors encourages management to continue to drive this evolution.

Employee Compensation Risks

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee reviews the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee has determined that, for all employees, our Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

On December 19, 2005, our Board of Directors adopted a compensation program for outside directors. Pursuant to this program, each member of our Board of Directors who is not our employee receives a $25,000 annual fee as well as $2,500 for each board meeting attended in person ($1,250 for meetings attended by telephone). The Chairman of the Board of Directors receives an additional annual fee of $10,000. In 2011, our Board of Directors amended our non-employee director compensation program to provide for an additional $10,000 annual fee to the chair of the Audit Committee and an additional $5,000 annual fee to the chair of the other committees. Prior to the amendment, the chair of each committee received an additional annual fee of $2,000. Each director receives $1,000 for each meeting of any committee of the Board of Directors attended in person or by telephone other than committee meetings that are held concurrently with a Board of Directors meeting.

Under the director compensation program adopted on December 19, 2005, each new non-employee director member of our Board of Directors receives an option to purchase 35,000 shares of our common stock upon election, and each member of our Board of Directors who is not our employee will also receive, upon the conclusion of each annual meeting of our stockholders, an option to purchase 15,000 shares of our common stock. The stock option granted upon election vests and becomes exercisable in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable. Each annual stock option vests and becomes exercisable in equal monthly installments over a period of one year from the date of grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable. All of these options have an exercise price equal to the fair market value of our common stock on the date of the grant.

In 2011, Towers Watson reviewed our director compensation program and recommended the increased annual payment to committee chairs discussed above. Other than as set forth above, the Board of Directors has not made any changes to our director compensation program since its adoption.

2011 Director Compensation

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2011:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Richard W. Dugan	$65,500	$69,737	$135,237
Steven K. Galson, M.D., M.P.H.	$38,250	$69,737	$107,987
Argeris N. Karabelas, Ph.D.(2)	$42,250	$69,737	$111,987
Vincent J. Milano	$49,500	$69,737	$119,237
Howard H. Pien (Chairman)	$60,500	$69,737	$130,237
H. Thomas Watkins	$39,500	$69,737	$109,237

(1)

Reflects the aggregate grant date fair value of stock awards granted during the fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	Fees earned by Dr. Karabelas were paid to the management companies of the venture capital funds affiliated with him.

The following table describes the options that we have granted to our non-employee directors that were outstanding as of December 31, 2011:

Name	Date of Grant	Number of Options Granted	Exercise Price per Share		Grant Date Fair Value per share(1)		Aggregate Number of Options Outstanding as of December 31, 2011
Richard W. Dugan	December 28, 2005 May 16, 2007 May 8, 2008 August 27, 2009 June 3, 2010 June 16, 2011	10,574 15,000 15,000 15,000 15,000 15,000	$ $ $ $ $ $	4.73 19.59 4.98 14.78 7.38 7.11	$ $ $ $ $ $	14.23 13.50 3.16 9.32 4.62 4.65	85,574	(2)
Steven K. Galson, M.D., M.P.H.	July 1, 2010 June 16, 2011	35,000 15,000	$ $	6.41 7.11	$ $	3.98 4.65	50,000	(3)
Vincent J. Milano	April 21, 2010 June 16, 2011	35,000 15,000	$ $	10.89 7.11	$ $	6.87 4.65	50,000	(4)
Argeris N. Karabelas, Ph.D.	May 16, 2007 May 8, 2008 August 27, 2009 June 3, 2010 June 16, 2011	15,000 15,000 15,000 15,000 15,000	$ $ $ $ $	19.59 4.98 14.78 7.38 7.11	$ $ $ $ $	13.50 3.16 9.32 4.62 4.65	75,000	(5)
Howard H. Pien	December 5, 2006 June 5, 2007 May 8, 2008 August 27, 2009 June 3, 2010 June 16, 2011	2,500 35,000 15,000 15,000 15,000 15,000	$ $ $ $ $ $	15.35 21.39 4.98 14.78 7.38 7.11	$ $ $ $ $ $	14.57 14.57 3.16 9.32 4.62 4.65	97,500	(6)
H. Thomas Watkins	September 8, 2006 May 16, 2007 May 8, 2008 August 27, 2009 June 3, 2010 June 16, 2011	35,000 15,000 15,000 15,000 15,000 15,000	$ $ $ $ $ $	9.40 19.59 4.98 14.78 7.38 7.11	$ $ $ $ $ $	6.08 13.50 3.16 9.32 4.62 4.65	110,000	(7)

(1)

This column reflects the grant date fair value for options awarded to each director during the year ended December 31, 2011 and outstanding as of December 31, 2011, calculated in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). See the note to our audit consolidated financial statements under the caption “Accounting for stock-based compensation” included in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our equity awards.

(2)	78,073 options were vested as of December 31, 2011.

(3)	19,894 options were vested as of December 31, 2011.

(4)	22,082 options were vested as of December 31, 2011.

(5)	67,499 options were vested as of December 31, 2011.

(6)	89,999 options were vested as of December 31, 2011.

(7)	103,749 options were vested as of December 31, 2011.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2012, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements and has attested to the effectiveness of our internal control over financial reporting since we commenced operations in March 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to Vanda for the years ended December 31, 2011, and December 31, 2010, by PricewaterhouseCoopers LLP, our principal accountant.

	Year ended December 31,
	2011	2010
Audit fees(1)	$340,635	$420,963
Audit-related fees	—	—
Tax fees(2)	51,173	69,255
All other fees (3)	3,600	3,000

Total fees	$395,408	$493,218

(1)

The fees billed or incurred by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit of our consolidated financial statements and the effectiveness of internal control over financial reporting for the years ended December 31, 2011 and 2010 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q and the consents issued for our registration statements. The decrease in the audit fees in 2011 from 2010 is partially due to additional work performed in 2010 related to the private letter ruling received from the Internal Revenue Service and certain related tax code provisions.

(2)

Tax fees for 2011 include $19,948 for international tax planning services, $19,000 for a multistate credit and incentives analysis, and $12,225 for the preparation of federal and state tax returns. Tax fees for 2010 include $49,255 for an analysis of our net operating loss limitations under Section 382 of the Code and $20,000 for the preparation of federal and state tax returns.

(3)

All other fees of $3,600 for 2011 and $3,000 for 2010 include the subscription fee for two users for access to PricewaterhouseCoopers’ Comperio (an on-line tool for authoritative financial reporting and assurance literature).

All fees described above were pre-approved by the Audit Committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The Audit Committee has determined that the rendering of tax-related services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence for audit purposes. PricewaterhouseCoopers LLP has not been engaged to perform any non-audit services other than tax-related services.

YOUR BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors consisted in 2011 of the three non-employee directors named below. The Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members (including the requirements of Exchange Act Rule 10A-3) and has determined that each member of the Audit Committee meets that standard. Mr. Dugan serves as an audit committee financial expert in accordance with applicable SEC regulations.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board of Directors has adopted and which the Audit Committee reviews and approves on an annual basis.

Our management is responsible for preparing our consolidated financial statements and our financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and attesting to the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “10-K”).

The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited consolidated financial statements in the 10-K, including the report issued by PricewaterhouseCoopers LLP on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement of Accounting Standards 61, as amended (Codification of Statements on Auditing Standards AU 380 and as adopted by the Public Accounting Oversight Board (“PCAOB”), in Rule 3200T, including the quality, not just the acceptability of the accounting principles, the reasonableness of significant adjustments, and the clarity of the disclosures in the financial statements. Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for year ended December 31, 2011 for filing with the United States Securities and Exchange Commission. We have selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the following members of the Audit Committee:

Richard W. Dugan, Chairman

Vincent J. Milano

Howard H. Pien

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The names of the current executive officers of Vanda and certain information about each of them as of April 20, 2012, are set forth below:

Executive Officers

Mihael H. Polymeropoulos, M.D. — For biographical information, see “Proposal 1: Election of Directors.”

John J. Feeney III, M.D., age 56, has served as Vanda’s Chief Medical Officer since March of 2010. Dr. Feeney served as Vanda’s Acting Chief Medical Officer from January of 2009 to March of 2010 and served as our Senior Medical Officer from November 2007 until January of 2009. Prior to joining Vanda, Dr. Feeney was the Acting Deputy Director in the Division of Neurology Products at the FDA. During his 16 years at the FDA, Dr. Feeney served in various roles, including Medical Officer in the Division of Neuropharmacological Drug Products and Neurology Team Leader. Prior to joining the FDA, Dr. Feeney practiced general neurology in both military and civilian settings. Dr. Feeney holds a B.S. in biology from the University of California at San Diego and an M.D. from Georgetown Medical School. Dr. Feeney is board certified in neurology.

James P. Kelly, age 46, has served as Vanda’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer since December of 2010. Mr. Kelly brings more than 20 years of experience in financial and operating roles within the healthcare and pharmaceutical industry. Prior to joining Vanda, Mr. Kelly was Vice President and Controller at MedImmune, a biotechnology subsidiary of the AstraZeneca Group. Mr. Kelly joined MedImmune in 2006 as Director of Sales and Marketing Finance. From 2000 through 2005, Mr. Kelly was at Biogen Idec serving in research and development finance roles of increasing responsibility, most recently as the Director of Planning and Operations. From 1997-2000, Mr. Kelly was a member of the corporate finance team at Aetna Inc. which was responsible for mergers and acquisitions and treasury management. Mr. Kelly began his life sciences career in 1991 with Janssen Pharmaceutical, a division of Johnson & Johnson. Mr. Kelly is a CFA charterholder and a member of the Association of Bioscience Financial Officers (ABFO). He received his Master of Business Administration degree from Cornell University and his Bachelor of Sciences degree in Business Administration from the University of Vermont.

Robert Repella, age 53, has served as the Company’s Senior Vice President, Chief Commercial Officer since October of 2011. Prior to accepting employment with the Company, Mr. Repella served as Senior Vice President of Pharmaceutical Operations for the Americas Region at Cephalon, Inc. since October of 2009. Prior to Cephalon, and beginning in 2000, Mr. Repella was at Wyeth Pharmaceuticals in a number of roles, most recently as Executive Vice President and General Manager of the Biopharma business unit. In this position, Mr. Repella was responsible for the global portfolio of products that included Wyeth’s biologic, Enbrel®. During his 16 years at Wyeth, Mr. Repella served in various roles in both Marketing and Sales including Executive Vice President Pharmaceutical Sales, Marketing and Operations; Senior Vice President of Pharmaceutical Sales; Vice President of Global Business Manager, Enbrel; Vice President of U. S. Marketing, Musculoskeletal Products; Vice President of U. S. Healthcare Systems Sales, and Assistant Vice President National Accounts. Earlier in his career, Mr. Repella held positions with Johnson & Johnson’s McNeil Pharmaceutical Division, Merck & Co., Inc. and Eli Lilly & Co. Mr. Repella serves as a director at The Pennsylvania Biotechnology Association. Mr. Repella is a member of several boards including BIO, where he also serves on their Executive Committee, and Pennsylvania BIO. Mr. Repella holds a Bachelor’s degree in Pharmacy from Rutgers University and a Masters in Business Administration from Temple University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 20, 2012, by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 20, 2012.

Percentage of shares beneficially owned is based on 28,266,743 shares of common stock outstanding as of April 20, 2012.

For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 20, 2012 and common stock subject to restricted stock unit awards (RSUs) that will vest within 60 days of April 20, 2012 to be outstanding and to be beneficially owned by the person holding the options, warrants or RSUs for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name and address of beneficial owner(1)	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders (other than our executive officers and directors)
TIAA CREF Investment Management, LLC(2) 730 Third Avenue New York, NY 10017-3206	3,645,614	12.90%
RA Capital Management, LLC (3) 20 Park Plaza, Suite 1200 Boston, MA, 02116	2,444,732	8.65%
Tang Capital Partners, LP (4) 4747 Executive Drive, Suite 510 San Diego, CA 92121	1,951,252	6.90%
BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	1,775,757	6.28%
Named Executive Officers and Directors
Mihael H. Polymeropoulos, M.D. (6)	2,184,673	7.28%
John J. Feeney, M.D. (7)	176,161	*
James P. Kelly (8)	75,860	*
H. Thomas Watkins (9)	110,000	*
Howard H. Pien (10)	97,500	*
Richard W. Dugan (11)	85,574	*
Vincent J. Milano (12)	48,229	*
Steven K. Galson, M.D., M.P.H.(13)	31,770	*
Argeris N. Karabelas, Ph.D. (14)	0	*
Robert Repella (15)	0	*
All current directors and executive officers as a group (9 persons) (16)(17)	2,809,767	9.18%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue, Suite 300E, Washington, D.C. 20037.

(2)

Based on Schedule 13G filed on December 31, 2011 by TIAA CREF Investment Management, LLC, this amount represents 1,640,204 shares beneficially owned by TIAA-CREF Investment Management. TIAA-CREF Investment Management, LLC (“Investment Management”) is the investment adviser to the College Retirement Equities Fund (“CREF”), a registered investment company, and may be deemed to be a beneficial owner of 1,440,089 shares of the Company’s common stock owned by CREF. Teachers Advisors, Inc. (“Advisors”) is the investment adviser to three registered investment companies, TIAA-CREF Funds (“Funds”), TIAA-CREF Life Funds (“Life Funds”), and TIAA Separate Account VA-1 (“VA-1”), and may be deemed to be a beneficial owner of 565,321 shares of the Company’s common stock owned separately by Funds, Life Funds, and VA-1. Each of Investment Management and Advisors expressly disclaims beneficial ownership of the other’s securities holdings and each disclaims that it is a member of a “group” with the other.

(3)

Based on Schedule 13G filed on January 31, 2012 by RA Capital Management, LLC, this amount represents 1,159,502 shares beneficially owned by RA Capital Management, LLC and 1,285,230 shares beneficially owned by its affiliate RA Capital Healthcare Fund, L.P.

(4)

Based on Schedule 13G filed on April 10, 2012, this amount represents 1,951,252 shares held of record by Tang Capital Partners, LP (“Partners”). Tang Capital Management, LLC (“Management”) is the general partner of Partners and may be deemed to beneficially own the shares held by Partners. Kevin C. Tang, as the manager of Management, may be deemed to beneficially own the shares held by Tang Capital Partners, LP. Mr. Tang disclaims beneficial ownership of all the shares held by Partners.

(5)

Based on Schedule 13G filed on December 30, 2011 by BlackRock, Inc., this amount represents 1,775,757 shares held of record by BlackRock, Inc., including such shares held by BlackRock, Inc. subsidiaries BlackRock Japan Co. Ltd, BlackRock Institutional Trust Company, BlackRock Fund Advisors, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, and BlackRock Asset Management Canada Limited.

(6)

Includes 1,756,023 shares subject to options exercisable within 60 days of April 20, 2012. Excludes 353,125 shares subject to options that are not exercisable within 60 days of April 20, 2012 and 125,000 shares of common stock underlying RSUs that shall not vest within 60 days of April 20, 2012.

(7)

Includes 164,219 shares subject to options exercisable within 60 days of April 20, 2012. Excludes 135,314 shares subject to options that are not exercisable within 60 days of April 20, 2012 and 47,813 shares of common stock underlying RSUs that shall not vest within 60 days of April 20, 2012.

(8)

Includes 63,280 shares subject to options exercisable within 60 days of April 20, 2012. Excludes 142,970 shares subject to options that are not exercisable within 60 days of April 20, 2012 and 56,250 shares of common stock underlying RSUs that shall not vest within 60 days of April 20, 2012.

(9)	Includes 110,000 shares subject to options exercisable within 60 days of April 20, 2012.

(10)	Includes 97,500 shares subject to options exercisable within 60 days of April 20, 2012.

(11)	Includes 85,574 shares subject to options exercisable within 60 days of April 20, 2012.

(12)	Includes 48,229 shares subject to options exercisable within 60 days of April 20, 2012.

(13)	Includes 31,770 shares subject to options exercisable within 60 days of April 20, 2012.

(14)	All options granted to Dr. Karabelas terminated 90 days following his resignation as a Director on January 18, 2012.

(15)	None of Mr. Repella’s options or RSUs will be vested within 60 days of April 20, 2012.

(16)

Includes 2,356,595 shares subject to options exercisable within 60 days of April 20, 2012 held by our current executive officers and directors. Excludes 896,410 shares subject to options that are not exercisable within 60 days of April 20, 2012 and 289,063 shares of common stock underlying RSUs that shall not vest within 60 days of April 20, 2012.

(17)	Dr. Karabelas is not a current director or named executive officer and therefore is not calculated in the group total.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2011, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, other than Drs. Polymeropoulos and Feeney who filed a Form 5 to disclose the settlement of common stock underlying certain RSUs which were inadvertently not disclosed on a Form 4 during 2011.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation decisions related to fiscal year 2011 and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers who are named in the “Summary Compensation Table,” referred to herein as our “named executive officers,” and places in perspective the data presented in the tables and other quantitative information that follows this section.

Executive Summary

The following provides a brief overview of the more detailed disclosure set forth in this Compensation Discussion and Analysis.

•	In 2011, our Company continued its progress towards the goal of building a leading central nervous system specialty pharmaceutical company. Key highlights of 2011 include:

•	more than twice the number of Fanapt® prescriptions in the U.S., as reported by IMS, in 2011 as compared to 2010, which resulted in approximately $4.5 million in Fanapt® royalties;

•	continued progression towards a projected mid-2013 New Drug Application (NDA) filing with the U.S. Food and Drug Administration (FDA) for tasimelteon in Non-24-Hour Disorder; and

•	the initiation of the tasimelteon Magellan efficacy study for Major Depressive Disorder.

•	The Compensation Committee of our Board of Directors reviews and approves the design of, assesses the effectiveness of, and administers our executive compensation programs.

•

The objective of our executive compensation program is to recruit, retain and motivate highly qualified executives who possess diverse skills and talents that can help us achieve our short and long-term goals and strategies.

•

The types of compensation we have traditionally provided our named executive officers are: base salary, a yearly cash incentive bonus, equity awards and certain severance and change of control benefits.

•

In December 2010, our Compensation Committee, as part of its annual review of our compensation programs, determined to increase the base salaries of our Chief Executive Officer and Chief Medical Officer by 5.4% and 10.7%. The base salary of James P. Kelly, our Senior Vice President, Chief Financial Officer, was not increased because he had only recently joined our Company.

•

In October 2011, we hired Robert Repella as our Chief Commercial Officer and, in connection with the commencement of his employment, he was granted an option to purchase shares of our common stock and awarded restricted stock units (RSUs).

•

In December 2011, in connection with its annual review, our Compensation Committee granted options to purchase common stock and approved RSU awards to each of our named executive officers, other than Mr. Repella who was granted options and awarded RSUs a few months earlier in connection with the commencement of his employment.

•

Each of our named executive officers, other than Mr. Repella, since he had recently just joined our Company, was paid an annual cash incentive bonus based on the Company’s accomplishments and their respective individual contributions to the Company in 2011.

Objectives of Compensation Program

Our executive compensation program is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

Compensation Components

As is the case with most companies of our size in the biopharmaceutical industry, our executive compensation program has four primary components — salary, a yearly cash incentive bonus, equity awards and certain cash and equity award vesting acceleration benefits in the event of an executive’s involuntary termination without cause.

•

Base Salary.    We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also, among other factors discussed below, take into account the base salaries paid by similarly situated companies in the field of biotechnology and the base salaries of other public companies with which we believe we compete for talent, including, but not limited to, our peer group discussed below.

•

Cash Incentive Bonus.    We provide an annual cash incentive bonus that is based upon the achievement of performance goals established by our Compensation Committee. This cash bonus program is designed to focus our executives on achieving key clinical, regulatory, operational, strategic and/or financial objectives within a yearly time horizon, as described in more detail below.

•

Stock Options and Restricted Stock Units.    We use stock options and RSUs to reward long-term performance. These equity awards are intended to provide significant incentive value for each executive if the Company’s performance is outstanding and the executive remains with the Company, and align executive pay with long-term stockholder interests.

•

Termination-Related Benefits.    We have entered into agreements with each of our executives under which they are provided with certain benefits in event their employment is terminated without cause, including following a change in control of the Company. We provide these benefits to help keep members of our management team focused on the Company’s business and strategic plans even if they eventually face the distraction of potential employment termination or acquisition of the Company.

We view our four primary components of our executive compensation program as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. However, we believe that, as is common in the biotechnology sector, equity awards are the primary motivator in attracting and retaining executives, and that salary and cash incentive bonuses are secondary considerations. As such, our Compensation Committee historically has provided our named executive officers with additional equity awards rather than substantial increases in their respective cash compensation. Consistent with this practice, our Compensation Committee currently uses the 25th percentile of cash compensation paid and the 75th percentile in equity compensation awarded or granted to similarly situated executives at our peer group as reference points when annually reviewing our executive compensation program. Our Compensation Committee considers these data points, together with other factors, in making decisions with respect to compensation matters. Other considerations include, but are not limited, to our Compensation Committee’s view of internal equity and consistency, the individual experience and judgment of the members of the committee, information it receives from management, individual performance, the small size of our executive team and the need to tailor each executive’s compensation to retain and motivate that executive. Except as described in the preceding sentences and below, our Compensation Committee has not adopted any formal policies for allocating compensation between long-and short-term compensation, between cash and non-cash compensation or among different forms of compensation.

In addition to the primary components of compensation described above, we provide our named executive officers with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, matching 401(k) contributions and group life and disability insurance.

Compensation Procedures

Our Compensation Committee’s current policy is to annually perform a strategic review of our named executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies. Our Compensation Committee’s most recent review occurred in December 2011. This review is described in more detail below. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our President and Chief Executive Officer and, from time to time, our Senior Vice President, Chief Financial Officer. Our Compensation Committee also regularly meets in executive session without any of our officers or other employees present. For compensation decisions, including decisions regarding the grant or award of equity compensation to executive officers (other than our President and Chief Executive Officer), the Compensation Committee typically considers the recommendations of our President and Chief Executive Officer.

Our Compensation Committee has the authority under its charter to select and retain, and is directly responsible for the appointment, compensation and oversight of, compensation consultants or any other third party it retains to assist in the evaluation of director and officer compensation as well as any other compensation matters. Our Compensation Committee has engaged Towers Watson (formerly known as Towers Perrin), a well-known consulting firm specializing in executive compensation, as its independent compensation consultant. Prior to 2011 and during 2011, Towers Watson reviewed and advised on all principal aspects of our executive compensation program and performed the following services:

•

conducted a competitive assessment of the Company’s then current executive compensation arrangements, including analyzing peer group proxy statements, compensation survey data, and other publicly available data;

•	provided recommendations regarding the composition of the Company’s peer group; and

•	reviewed and advised on total compensation, including base salaries, and short- and long-term incentives, including equity awards.

Our Compensation Committee considers these analyses as one of the data points used to help ensure that our overall compensation is competitive and consistent with our compensation philosophy, while also considering and factoring information it receives from management, its own judgment and experience, and other factors described herein.

We do not have any program, plan or obligation that requires us to grant equity compensation to any executive on specified dates. However, in recent years, the Compensation Committee has primarily made grants of equity compensation during the month of December. The authority to make equity grants to executive officers rests with our Compensation Committee, although, as noted above, the Compensation Committee does consider the recommendations of our President and Chief Executive Officer in setting the compensation of our other executives, as well as the recommendations of the other members of our Board of Directors and its independent compensation consultant.

Peer Group

As part of its process of providing competitive total compensation to our executive officers, the Compensation Committee, in consultation with Towers Watson, annually compares our executive compensation program, including base salary, total cash compensation and equity awards, with compensation paid by a peer group of biopharmaceutical companies recommended by Towers Watson and approved by our Compensation Committee. In identifying a peer group for us in December 2010 for purposes of providing data which were used as reference points by our Compensation Committee in connection with the establishment of our 2011 compensation levels, Towers Watson considered such factors as stage of product development and commercialization, market capitalization, revenue, cash balance, product pipeline, employee headcount, strength of commercial partnerships and competition for executive talent. The following 16 organizations were identified as our peer group companies:

Acorda Therapeutics, Inc.	Oncothyreon Inc.

Acura Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.

BioCryst Pharmaceuticals, Inc.	Progenics Pharmaceuticals, Inc.

Cubist Pharmaceuticals, Inc.	SciClone Pharmaceuticals, Inc.

Cypress Bioscience Inc. *	Targacept, Inc.

Immunomedics, Inc.	Theravance, Inc.

InterMune, Inc.	ViroPharma Incorporated

Medivation, Inc.	XenoPort, Inc.

*	Cypress Bioscience Inc. was acquired by Ramius LLC and Royalty Pharma in January 2011.

There was no change in our peer group from the companies used by our Compensation Committee to help establish our 2010 compensation levels. Following its review of the compensation data included in the 2010 peer group report obtained in late 2010, the Compensation Committee observed that our named executive officers’ total cash compensation (i.e., salary and cash incentive bonuses) was at or below the 25th percentile of executives with similar roles at the peer group companies, that the expected value of their equity holdings were generally above the 75th percentile and their total direct compensation was at or near the 75th percentile. The Compensation Committee considered these results to be generally consistent with the Company’s philosophy of providing overall competitive compensation, while at the same time conserving cash pending achievement of significant product-related milestones and providing long-term equity incentives with significant upside potential.

As it makes decisions with respect to compensation for individual executive officers and for the Company’s compensation programs in general, the Compensation Committee reviews the peer group data as part of its decision making process. This information helps the Compensation Committee stay current with market practices. However, the objective peer group market data is utilized only as a data point and is one of the numerous factors the Compensation Committee utilizes to design our executive compensation program.

Base Salary

In December 2010, in connection with its annual compensation review, our Compensation Committee reviewed the peer group and market data presented by Towers Watson. Based on, among other factors, the data provided by Towers Watson and the significant corporate achievements of the Company in 2010, including the January 2010 U.S. commercial launch of Fanapt® by our partner, our first profitable year and the advancement of tasimelteon in Phase III studies, the Compensation Committee determined to increase the base salaries of our then serving named executive officers for 2011, other than Mr. Kelly. The Compensation Committee observed that 2010 base salary was below the 25th percentile of the peer group, particularly the base salary of our Chief Medical Officer, and concluded that, based on its experience, in order to remain competitive, and in light of the corporate milestones achieved during 2010, to apply an increase percentage that was substantially higher than a typical cost of living adjustment. The Compensation Committee did not make any adjustments to Mr. Kelly’s base salary for 2011 given that his compensation was negotiated as part of his employment agreement entered into in late 2010.

The 2010 and 2011 base salaries of our named executive officers employed by the Company as of December 2010 are set forth below:

Name	Title	2010 Base Salary		2011 Base Salary	Percentage Increase
Mihael H. Polymeropoulos, M.D.	President and Chief Executive Officer	$460,000		$485,000	5.4%
James P. Kelly	Senior Vice President, Chief Financial Officer and Treasurer	$285,000	(1)	$285,000	0%
John J. Feeney III, M.D.	Chief Medical Officer	$280,000		$310,000	10.7%

(1)	Mr. Kelly commenced employment in late 2010 and his actual base salary was pro-rated based on the number of days worked by Mr. Kelly in 2010.

In October 2011, Robert Repella entered into an employment agreement with our Company to serve as Senior Vice President, Chief Commercial Officer. The employment agreement was negotiated by the Company’s management in consultation with and subject to the approval of the Compensation Committee. Under his employment agreement, the Company agreed to pay Mr. Repella a base salary of $350,000 annually, subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time.

In December 2011, in connection with its annual compensation review, our Compensation Committee reviewed updated peer group and market data contained in a Towers Watson report and discussed with our Chief Executive Officer the Company’s and each executive officer’s performance during 2011 and his recommendation regarding the base salary of the Company’s executive officers (other than himself). The peer group analyzed by Towers Watson was the same as the peer group used in December 2010 in connection with the establishment of our 2011 compensation levels. Based on the foregoing, the Compensation Committee determined to increase the 2012 base salary of Drs. Polymeropoulos and Feeney and Mr. Kelly to $500,000, $320,000 and $300,000, respectively. The Compensation Committee did not make any adjustments to Mr. Repella’s base salary for 2012 given that his compensation was negotiated as part of his employment agreement entered into in October 2011.

Cash Incentive Bonuses

The target levels of annual cash incentive bonuses for our executives were initially established as part of their respective individual employment agreements. Each of these employment agreements provide that the executive will receive a cash incentive bonus determined at the discretion of our Board of Directors, with a target bonus amount specified for that executive based on individualized objective and subjective criteria. These criteria are established by the Compensation Committee on an annual basis, and include specific objectives relating to the achievement of clinical, regulatory, business and/or financial milestones. For 2011, the corporate goals included the furtherance of our clinical program for tasimelteon, in Non-24-Hour Disorder and Major Depressive Disorder, supporting Novartis with its Fanapt® commercial program in the U.S., continued pursuit of regulatory approval of Fanapt® outside the U.S. and Canada, pursuing partnership or other commercial opportunities for Fanapt® outside the U.S. and Canada and expansion of the Company’s management team by hiring a Chief Commercial Officer.

In addition, the Compensation Committee specified certain individual 2011 objectives for our Chief Executive Officer, Chief Financial Offer and Chief Medical Officer. The 2011 individual objectives set by our Compensation Committee consisted of financial, product development, Fanapt® commercialization, business development and personnel goals, which included:

Chief Executive Officer:

Ensure timely SEC filings and support analyst and investor relations;

Maintain compliance with Company’s 2011 budget;

Develop a long-range business and financial plan for the Company;

Execute on clinical development plan for tasimelteon;

Pursue regulatory approval of Fanapt® outside the U.S. and Canada;

Support Novartis with its Fanapt® commercial program and clinical trials;

Evaluate potential business development opportunities; and

Hire a Chief Commercial Officer.

Chief Financial Officer:

Evaluate and maintain effective financial controls and procedures;

Ensure timely SEC filings and file shelf registration statement;

Support analyst and investor relations and relationships with financial institutions;

Maintain compliance with Company’s 2011 budget;

Develop a long-range financial plan, investment policies and a tax strategy;

Support clinical development plans and assist Novartis with its Fanapt® commercial strategy;

Evaluate potential business development opportunities;

Assist in the development of a long-range business plan for the Company; and

Support employee development.

Chief Medical Officer:

Lead clinical development plan for tasimelteon;

Lead effort to pursue regulatory approval of Fanapt® outside the U.S. and Canada;

Support Novartis’ Fanapt® depot formulation clinical trials;

Evaluate potential business development opportunities;

Assist staffing efforts to adequately support development plans;

Support product candidate marketing efforts;

Assist the Chief Executive Officer with investor and board communications;

Maintain professional accreditation.

In December 2010 when it undertook its review of our executive compensation arrangements, the Compensation Committee decided not to adjust the 2011 target bonus percentage for each named executive officer employed by the Company at such time. As such, the target bonus percentage for our Chief Executive Officer, Chief Financial Offer and Chief Medical Officer remained at 50%, 40% and 35% of their respective base salaries.

At the end or following the conclusion of each fiscal year, the Compensation Committee evaluates the performance of each of our executives with respect to the attainment of the Company’s corporate objectives and their individual objectives to determine the amount of their cash incentive bonuses for the year. The actual amount awarded is based on the discretion of the Compensation Committee based on each executive’s level of performance. Historically, the actual amount awarded has been between 0 and 2 times the target bonus. Based on the Company’s 2011 performance and the accomplishments of the Company and our named executive officers during the year, the Compensation Committee determined to award an annual cash bonus that was approximately 1.2 times his respective target bonus to each of our Chief Executive Officer, our Chief Financial Officer and our

Chief Medical Officer. The bonus awards were above target due to the fact that each of the Chief Executive Officer, Chief Financial and Chief Medical Officer satisfied their individual 2011 objectives in a manner that exceeded the expectations of the Compensation Committee and the various Company milestones achieved in 2011, including without limitation the continued advancement of our tasimelteon clinical program towards a projected mid-2013 NDA filing with the FDA in Non-24-Hour Disorder, the initiation of the tasimelteon efficacy study for Major Depressive Disorder and the increase in Fanapt® royalties over the prior year. As a result, and as further described in the Summary Compensation Table that follows this Compensation Discussion and Analysis, in December 2011 our Chief Executive Officer was awarded a cash bonus equal to 60% of his 2011 base salary, our Chief Financial Officer was awarded a cash bonus equal to 48% of his 2011 base salary and our Chief Medical Officer was awarded a cash bonuses equal to 42% of his 2011 base salary. Mr. Repella was not awarded any cash incentive bonus for 2011 because he joined us late in the year.

In December 2011 when it undertook its review of our executive compensation arrangements, the Compensation Committee determined not to change the 2012 target bonus percentage for any of our named executive officers, other than our Chief Medical Officer, whose target bonus was raised to 40%.

Equity Compensation

Since our initial public offering on April 12, 2006, we have made option grants and awarded RSUs to our executive officers. We have granted additional equity compensation awards to our executive officers when the Compensation Committee determines it appropriate to do so, however, recently the Compensation Committee has made a practice of December grants, and do not have a practice of making routine periodic award grants.

On December 16, 2010, the Compensation Committee awarded RSUs and granted options to purchase shares of the Company’s common stock with an exercise price of $8.75 per share, the closing price of the Company’s common stock on the grant date to the Company’s named executive officers employed as of such time, other than Mr. Kelly who was awarded RSUs and granted options on the day he commenced employment with the Company, as set forth in the table below. Each RSU vests in equal annual installments over four years beginning January 1, 2012, provided that the executive remains employed with us. Each option becomes exercisable in equal monthly installments over four years, as the executive completes each additional month of continuous service with the Company after December 16, 2010. These awards were granted to provide incentives for these executives to achieve additional Company milestones, including, among other things, continuing the clinical development of tasimelteon and the pursuit of foreign regulatory approval and commercialization of Fanapt®.

Name	Number of shares underlying RSU awards	Number of shares underlying option grant
Mihael H. Polymeropoulos, M.D.	50,000	150,000
John J. Feeney III, M.D.	18,750	56,250

With respect to the options granted and RSUs awarded in late 2010, the Compensation Committee determined the size of the grants and awards based upon its conclusion in the judgment of its members of the appropriate number of shares that were commensurate with the level of corporate achievements in 2010, the individual contributions made in connection with these achievements and the level of additional long-term incentives required to retain and motivate our executive team. In addition, the Compensation Committee attempted to ensure that each named executive officer had a sufficient amount of unvested awards to properly motivate them to remain with the Company and achieve the Company’s long-term goals. The Compensation Committee referenced the peer group data but did not target any particular percentile in reaching these determinations.

In connection with his commencement of employment in October 2011, the Compensation Committee (i) granted Mr. Repella an option to purchase 230,000 shares of the Company’s common stock at an exercise price equal to $5.90, the closing price per share of the Company’s common stock on the Nasdaq Global Market on October 24, 2011 and (ii) awarded Mr. Repella a RSU covering 60,000 shares of the Company’s common stock. The option will become exercisable with respect to 25% of the shares after 12 months of continuous service with the Company, with the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service thereafter. The RSUs vest with respect to 25% of the shares on January 1, 2013, and an additional 25% on January 1 of each of the next three years, provided that Mr. Repella has remained in continuous service with the Company on each applicable vesting date. Mr. Repella did not receive any additional option grants or RSUs in 2011.

On December 6, 2011, the Compensation Committee awarded RSUs and granted options to purchase shares of the Company’s common stock with an exercise price of $4.88 per share, the closing price of the Company’s common stock on the grant date to the Company’s named executive officers employed as of such time, other than Mr. Repella, as set forth in the table below. Each RSU vests in equal annual installments over four years beginning January 1, 2013, provided that the executive remains employed with us. Each option becomes exercisable in equal monthly installments over four years, as the executive completes each additional month of continuous service with the Company after December 6, 2011. These awards were granted to provide incentives for these executives to achieve additional Company milestones, including, among other things, continuing the clinical development of tasimelteon in Non-24-Hour Disorder and Major Depressive Disorder and the pursuit of partnership or other commercial opportunities for Fanapt® outside the U.S. and Canada.

Name	Number of shares underlying RSU awards	Number of shares underlying option grant
Mihael H. Polymeropoulos, M.D.	50,000	150,000
James P. Kelly	18,750	56,250
John J. Feeney III, M.D.	18,750	56,250

With respect to the RSU awards and option grants in late 2011, the Compensation Committee determined the size of the grants and awards based upon its conclusion in the judgment of its members of the appropriate number of shares that were commensurate with the level of corporate achievements in 2011, the individual contributions made in connection with these achievements, the level of additional long-term incentives required to retain and motivate our executive team and a review of the equity value provided at the 75th percentile to similarly situated executives at our peer group. In addition, the Compensation Committee attempted to ensure that each named executive officer had a sufficient amount of unvested awards to properly motivate them to remain with the Company and achieve the Company’s long-term goals.

Severance and Change in Control Benefits

Each of our executives has a provision in his employment agreement with the Company providing for certain severance benefits in the event of termination without cause, as well as a provision that provides for the acceleration of certain of his then unvested options in the event of termination without cause following a change in control of the Company. In addition, Dr. Polymeropoulos is entitled to certain tax benefits upon a change in control of the Company pursuant to a tax indemnity agreement entered into in 2007 and amended in 2010. These severance and acceleration provisions are described in the “— Employment Agreements” section below, and certain estimates of these severance and change in control benefits are provided in “— Estimated Payments and Benefits Upon Termination” below. No material changes were made to these benefits in 2011 with respect to Drs. Polymeropoulos and Feeney or Mr. Kelly.

Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. There were no special benefits or perquisites provided to any executive officer in 2011. The Company provides matching contributions of up to 50% to the first 6% contribution of each employee’s 401(k) contribution per pay period.

Tax and Accounting Matters

We consider the impact of federal tax laws in developing and implementing our compensation programs, including Section 162(m) of the Internal Revenue Code, which places a limit of $1 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than our chief financial officer. To maintain flexibility in compensating officers in a manner designed to promote varying corporate and governance goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation will be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our Board of Directors and Compensation Committee have and may continue to approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that such action is appropriate and in our best interests. In addition, although we have not typically tailored our executive compensation program to achieve particular accounting results, we do consider the impact of accounting treatment when we make compensation decisions.

Policies Regarding Recovery of Incentive Awards

We expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that will be issued under that act. We elected to wait until the SEC issues guidance about the proper form of a clawback policy in order to ensure that we implement a fully compliant policy at one time, rather than implementing a policy this year that may require amendment after the SEC regulations are released.

Stockholder Advisory Vote on Executive Compensation

At our 2011 annual meeting of stockholders, approximately 89.4% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2011 annual meeting of stockholders, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and other related tables and disclosures. Our Compensation Committee believes that the vote results confirm its view that our compensation programs are appropriate on an absolute and relative basis. The committee will consider the outcome of the stockholder advisory vote on executive compensation each year as it makes future compensation decisions.

In addition, approximately 80.9% of the shares voted were in favor of holding the advisory vote on executive compensation on an annual basis, as was recommended by our board of directors. The board subsequently determined that it would follow the stockholders’ recommendation and hold the advisory vote on executive compensation at each annual meeting.

Report of the Compensation Committee2

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Vincent J. Milano (Chairman)3

Howard H. Pien

H. Thomas Watkins

2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

3 Vincent J. Milano was appointed to serve as the Chairman of the Compensation Committee effective upon the resignation of Dr. Karabelas as of January 18, 2012.

2011 Summary Compensation Table

The following table summarizes the compensation that we paid to our Chief Executive Officer, Chief Financial Officer and each of our two other most highly compensated executive officers during the year ended December 31, 2011. We refer to these executive officers in this proxy statement as our named executive officers.

Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)

Mihael H. Polymeropoulos, M.D. President and Chief Executive Officer	2011 2010 2009	485,625 461,147 442,645	244,000 1,312,750 —	456,540 818,775 3,150,785	291,000 391,000 530,400	7,350 7,350 7,350	(3) (3) (3)	1,484,515 2,991,022 4,131,180

James P. Kelly(4) Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2011 2010 2009	285,625 15,163 —	91,500 413,500 —	171,203 773,865 —	136,800 — —	7,350 — —	(3)	692,478 1,202,528 —

John J. Feeney III, M.D.(5) Chief Medical Officer	2011 2010 2009	310,416 281,273 250,714	91,500 514,163 —	171,203 307,041 1,220,676	130,200 117,600 162,000	7,350 7,350 7,350	(3) (3) (3)	710,669 1,227,427 1,640,740

Robert Repella(6) Senior Vice President, Chief Commercial Officer	2011	66,410	354,000	848,769	—	—		1,269,179

(1)

Reflects the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	Represents bonuses paid under our cash incentive bonus program.

(3)	Includes contributions made by the Company to match executives’ respective 401(k) plan contributions.

(4)	Mr. Kelly’s employment with the Company commenced on December 13, 2010.

(5)	Dr. Feeney was appointed the Company’s Chief Medical Officer on March 26, 2010 and previously served as Acting Chief Medical Officer from January 9, 2009 until such appointment.

(6)	Mr. Repella’s employment with the Company commenced on October 24, 2011.

2011 Grants of Plan-Based Awards

The following table sets forth each plan-based award granted to the Company’s named executive officers during the year ended December 31, 2011.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
Mihael H. Polymeropoulos, M.D.	12/6/2011	(6)	242,500	(7)
					50,000	(2)				$244,000
							150,000	(4)	4.88	$456,540
James P. Kelly	12/6/2011	(6)	114,000	(7)
					18,750	(2)				$91,500
							56,250	(4)	4.88	$171,203
John J. Feeney III, M.D.	12/6/2011	(6)	108,500	(7)
					18,750	(2)				$91,500
							56,250	(4)	4.88	$171,203
Robert Repella	10/24/2011	(6)		(7)
					60,000	(3)				$354,000
							230,000	(5)	5.90	$848,769

(1)

Represents the fair value of each stock option grant or RSU as of the date it was granted in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. These amounts do not represent the actual amounts paid to or realized by the executive for these awards.

(2)	Time-based RSU that vests in equal annual installments over four years beginning on January 1, 2012, provided that the executive remains employed by the Company as of the applicable vesting date.

(3)	Time-based RSU that vests in equal annual installments over four years beginning on January 1, 2013, provided that the executive remains employed by the Company as of the applicable vesting date.

(4)	Option vests in equal monthly installments over four years as the executive completes each month of continuous service with the Company after December 6, 2011.

(5)

Option vests with respect to 25% of the underlying shares after Mr. Repella completes 12 months of continuous service with the Company after October 24, 2011, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(6)	No threshold amount is included because the plan does not provide for a minimum non-zero payout amount.

(7)	The plan does not provide for a maximum amount based on achievement of performance goals.

All options and RSUs listed above may be subject to acceleration upon the occurrence of certain events per the terms of the executive officer’s employment agreement as described under “Employment Agreements” below.

Outstanding Equity Awards at 2011 Year-End

The following table sets forth information regarding each unexercised option and unvested RSUs held by each of our named executive officers as of December 31, 2011.

Name	Option awards					Stock awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mihael H. Polymeropoulos, M.D.	48,154 395,621 190,373 500,000 244,792 161,458 87,500 37,500 —	— — — — 5,208 88,542 87,500 112,500 150,000	(2) (2) (2) (2) (2)	0.33 0.33 4.73 30.65 5.76 12.55 10.65 8.75 4.88	02/10/2015 09/28/2015 12/29/2015 01/30/2017 01/03/2018 05/21/2019 12/16/2019 12/16/2020 12/05/2021
						50,000 50,000 56,250	(4) (7) (3)	238,000 238,000 267,750

James P. Kelly	37,500 —	112,500 56,250	(5) (2)	8.27 4.88	12/13/2020 12/05/2021
						50,000 18,750	(4) (7)	238,000 89,250

John J. Feeney III, M.D.	10,417 651 8,125 61,354 35,000 14,062 —	— 27 2,813 33,646 35,000 42,188 56,250	(2) (6) (2) (2) (2) (2)	8.73 5.76 1.02 12.55 10.65 8.75 4.88	11/28/17 01/03/18 09/18/18 05/21/19 12/16/19 12/16/20 12/05/21			— — — — — —
						18,750 18,750 22,500	(4) (7) (3)	89,250 89,250 107,100

Robert Repella	—	230,000	(8)	5.90	10/24/21	60,000	(9)	285,600

(1)	Based on a per share price of $4.76, which was the closing price per share of our common stock on the last business day of the 2011 fiscal year (December 30, 2011).

(2)	The option vests with respect to 1/48th of the total number of shares granted for each month of continuous service of the Company completed by the executive following the date of grant.

(3)	Time-based RSU that vests in equal annual installments over four years beginning on January 1, 2011, provided that the executive remains employed by the Company as of the applicable vesting date.

(4)	Time-based RSU that vests in equal annual installments over four years beginning on January 1, 2012, provided that the executive remains employed by the Company as of the applicable vesting date.

(5)

Option vests with respect to 25% of the underlying shares after Mr. Kelly completes 12 months of continuous service with the Company after December 13, 2010, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(6)

Option vests with respect to 25% of the underlying shares after Mr. Feeney completes 12 months of continuous service with the Company after September 18, 2008, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(7)	Time-based RSU that vests in equal annual installments over four years beginning on January 1, 2013, provided that the executive remains employed by the Company as of the applicable vesting date.

(8)

Option vests with respect to 25% of the underlying shares after Mr. Repella completes 12 months of continuous service with the Company after October 24, 2011, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(9)	Time-based RSU that vests in equal annual installments over four years beginning January 1, 2012, provided that the executive remains employed by the Company as of the applicable vesting date.

All options and RSUs listed above may be subject to acceleration upon the occurrence of certain events per the terms of the executive officer’s employment agreement as described under “Employment Agreements” below.

2011 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon option exercise and stock award vesting for each named executive officer during the year ended December 31, 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Mihael H. Polymeropoulos, M.D.	—	—	—	(2)	—	(2)
James P. Kelly	—	—	—		—
John J. Feeney III, M.D.	—	—	—	(2)	—	(2)
Robert Repella	—	—	—		—

(1)	Certain shares underlying RSUs held by the named executive officers vested on January 1, 2011, however the actual settlement of such RSUs occurred on February 18, 2011 pursuant to their terms.

(2)

Upon settlement of the RSUs that vested on January 1, 2011, the named executive officers received the number of shares and realized the value set forth in the table below based on the $7.44 closing price per share of our common stock on February 18, 2011. These amounts do not represent the actual amounts paid to or realized by the executive for these awards.

Name	Number of Shares Acquired on Settlement (#)	Value Realized on Settlement ($)
Mihael H. Polymeropoulos, M.D.	18,250	139,500
James P. Kelly	—	—
John J. Feeney III, M.D.	7,500	55,800
Robert Repella	—	—

Employment Agreements

We entered into offer letters or employment agreements with each of Mihael H. Polymeropoulos, M.D., our President and Chief Executive Officer, James P. Kelly, our Senior Vice President, Chief Financial Officer, Secretary and Treasurer, John J. Feeney III, M.D., our Chief Medical Officer, and Robert Repella, our Chief Commercial Officer.

Mihael Polymeropoulos, M.D. We entered into an employment agreement in February 2005, which was amended and restated effective December 16, 2008 and amended on December 16, 2010, with Dr. Polymeropoulos, which provides for an annual base salary of not less than $362,250 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance goals (Dr. Polymeropoulos’ current base salary for 2012 is $500,000 and his target bonus amount is 50% of his annual base salary). If the Company terminates Dr. Polymeropoulos’ employment for any reason other than cause or permanent disability, or Dr. Polymeropoulos terminates his employment within six months after the occurrence of any event constituting good reason, Dr. Polymeropoulos will receive the following severance benefits following termination: (1) a cash payment of his monthly base salary for 12 months (the “Continuation Period”), payable in accordance with the Company’s standard payroll procedures; (2) a bonus, payable in a lump sum, in an amount equal to the greater of his most recent annual target bonus or the average annual target bonus awarded to him for the prior three years; (3) payment of his monthly COBRA health insurance premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when he is offered substantially equivalent health insurance coverage in connection with new employment or self-employment; and (4) an additional three months of vesting under all options held by him and all such options shall be exercisable for six months following his termination. In addition, pursuant to the terms of his option agreements and RSU awards, if Dr. Polymeropoulos is terminated without cause, or he terminates his employment for good reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs. In addition to the benefits provided in his employment agreement, option agreements and RSU awards, the Company entered into a tax indemnity agreement with Dr. Polymeropoulos in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described below in “—Severance and Change in Control Arrangements.”

James P. Kelly. We entered into an employment agreement in December 2010 with Mr. Kelly, which provides for an annual base salary of not less than $285,000 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance criteria (Mr. Kelly’s current base salary for 2012 is $300,000 and his target bonus amount is 40% of his base salary). If the Company terminates Mr. Kelly’s employment for any reason other than cause or permanent disability, or if he terminates his employment within six months after the occurrence of any event constituting good reason, Mr. Kelly will receive the following severance benefits following termination: (1) a cash payment of his monthly base salary for 12 months (the “Continuation Period”), payable in accordance with the Company’s standard payroll procedures; (2) an amount equal to his annual target bonus, payable in a lump sum; (3) payment of his monthly COBRA health insurance premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when he is offered substantially equivalent health insurance coverage in connection with new employment or self-employment; and (4) an additional three months of vesting under all options held by him and all such options shall be exercisable for six months following his termination. In addition, pursuant to the terms of his option agreements and RSU awards, if Mr. Kelly is terminated without cause or if he terminates his employment for good reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs.

John J. Feeney III, M.D. We entered into an employment agreement in May 2009, which was amended effective December 16, 2010, with Dr. Feeney, which provides for an annual base salary of not less than $270,000 and the possibility of an annual target cash incentive bonus amount equal to 25% of his annual base salary upon achievement of certain performance criteria (Dr. Feeney’s current base salary for 2012 is $320,000 and his target bonus amount is 40% of his annual base salary). If the Company terminates Dr. Feeney’s employment for any reason other than cause or permanent disability, or Dr. Feeney terminates his employment within six months after the occurrence of any event constituting good reason, Dr. Feeney will receive the following severance benefits following termination: (1) a cash payment of his monthly base salary for 12 months (the “Continuation Period”), payable in accordance with the Company’s standard payroll procedures; (2) an amount equal to his annual target bonus, payable in a lump sum; (3) payment of his monthly COBRA health insurance premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when he is offered substantially equivalent health insurance coverage in connection with new employment or self-employment; and (4) an additional three months of vesting under all options held by him and all such options shall be exercisable for six months following his termination. In addition, pursuant to the terms of his option agreements granted since May 2009 and his RSU awards, if Dr. Feeney is terminated without cause, or he terminates his employment for good reason, within 24 months following a change in control of the Company, he will become vested in all of the then unvested options underlying such option agreements and all of his unvested RSUs.

Robert Repella. We entered into an employment agreement in October 2011 with Mr. Repella, which provides for an annual base salary of not less than $350,000 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance criteria. If the Company terminates Mr. Repella’s employment for any reason other than cause or permanent disability, or if he terminates his employment within six months after the occurrence of any event constituting good reason, Mr. Repella will receive the following severance benefits following termination: (1) a cash payment of his monthly base salary for 12 months (the “Continuation Period”), payable in accordance with the Company’s standard payroll procedures; (2) an amount equal to his annual target bonus, payable in a lump sum; (3) payment of his monthly COBRA health insurance premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when he is offered substantially equivalent health insurance coverage in connection with new employment or self-employment; and (4) an additional three months of vesting under all options held by him and all such options shall be exercisable for six months following his termination. In addition, pursuant to the terms of his option agreements and RSU awards, if Mr. Repella is terminated without cause or if he terminates his employment for good reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs.

In the employment agreements referenced above, “Cause” means:

(a) An unauthorized use or disclosure by the executive of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;

(b) A material breach by the executive of any agreements between the Executive and the Company;

(c) A material failure by the executive to comply with the Company’s written policies or rules;

(d) The executive’s conviction of, or plea of “guilty or “no contest” to a felony under the laws of the United States or ant State thereof;

(e) The executive’s gross negligence or willful misconduct; or

(f) A continuing failure by the executive to perform assigned duties after receiving written notification of such failure from the Board;

Except with respect to the employment agreements between the Company and each of Dr. Feeney and Messrs. Kelly and Repella, wherein “Cause” also includes:

(g) A failure by the executive to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the executive’s cooperation.

In the employment agreements referenced above, “Good Reason” means: (i) a change in the executive’s position with the Company that materially reduces his level of authority or responsibility, (ii) a material reduction in his base compensation or (iii) receipt of notice that his principal workplace will be relocated by more than 30 miles. A condition shall not be considered “Good Reason” unless the executive gives the Company written notice of such condition within 90 days after the initial existence of such condition and Company fails to remedy such condition within 30 days after receiving the executive’s written notice, except with respect to the agreement between the Company and Dr. Polymeropoulos, wherein “Good Reason” shall mean any of the following events: (i) Dr. Polymeropoulos’ receipt of notice that his principal workplace will be relocated more than 30 miles; (ii) a reduction in Dr. Polymeropoulos’ base salary by more than 10%, unless pursuant to a

Company-wide reduction affecting all employees proportionately; or (iii) a change in Dr. Polymeropoulos’ position with the Company that materially reduces his level of authority or responsibility (including without limitation failure to nominate him as a directory of the Company). A condition shall not be considered “Good Reason” unless the applicable executive gives the Company written notice of such condition within 90 days after such condition comes into existence and the Company fails to remedy such condition within 30 days after receiving such executive’s written notice.

Severance and Change in Control Arrangements

See “— Employment Agreements” and “Compensation Discussion and Analysis — Severance and Change in Control Benefits” above for a description of the severance and change in control arrangements for Drs. Polymeropoulos and Feeney and Messrs. Kelly and Repella. Drs. Polymeropoulos and Feeney and Messrs. Kelly and Repella will only be eligible to receive severance payments if each officer signs a general release of claims.

Our Compensation Committee, as plan administrator of our Second Amended and Restated Management Equity Plan and our 2006 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by our named executive officers and any other person in connection with certain changes in control of Vanda.

In each employment agreement, a change in control is defined as (1) the consummation of a merger or consolidation of the Company with or into another entity, if persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity; or (2) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

In addition, the Company is a party to a tax indemnity agreement with Dr. Polymeropoulos. Under this tax indemnity agreement, the Company or its successor will reimburse Dr. Polymeropoulos for any excise tax that he is required to pay under Section 4999 of the Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of Dr. Polymeropoulos’ average annual compensation from the Company for the last five completed calendar years. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of Dr. Polymeropoulos’ average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees.

Estimated Payments and Benefits Upon Termination

The following table describes the potential payments and benefits upon employment termination for Drs. Polymeropoulos and Feeney and Messrs. Kelly and Repella, as if the executive’s employment terminated as of December 30, 2011, the last business day of 2011.

	Executive benefits and payments upon termination*	Voluntary resignation not for good reason		Voluntary resignation for good reason		Termination by company not for cause		Termination by company for cause		Involuntary termination in connection with or following change in control
Mihael H.	Compensation:
Polymeropoulos, M.D., President and Chief Executive Officer	Base salary	$—		$500,000	(1)	$500,000	(1)	$—		$500,000	(1)
	Highest target cash incentive bonus	—		404,133	(2)	404,133	(2)	—		404,133	(2)
	Stock options and restricted stock units unvested and accelerated	—		—	(3)	—	(3)	—		743,750	(4)
	Benefits and perquisites:
	Health care	—		20,091	(7)	20,091	(7)	—		20,091	(7)
	Accrued vacation pay	9,615	(8)	9,615	(8)	9,615	(8)	9,615	(8)	9,615	(8)

	Total	$9,615		$933,839		$933,839		$9,615		$1,677,589

John J. Feeney III,	Compensation:
M.D., Chief Medical Officer	Base salary	$—		$320,000	(1)	$320,000	(1)	$—		$320,000	(1)
	Target cash incentive bonus	—		128,000	(9)	128,000	(9)	—		128,000	(9)
	Stock options and restricted stock units unvested and accelerated	—		3,501	(3)	3,501	(3)	—		289,101	(5)
	Benefits and perquisites:
	Health care	—		18,072	(7)	18,072	(7)	—		18,072	(7)
	Accrued vacation pay	6,154	(8)	6,154	(8)	6,154	(8)	6,154	(8)	6,154	(8)

	Total	$6,154		$475,727		$475,727		$6,154		$761,327

	Executive benefits and payments upon termination*	Voluntary resignation not for good reason			Voluntary resignation for good reason		Termination by company not for cause		Termination by company for cause		Involuntary termination in connection with or following change in control

James P. Kelly	Compensation:
Senior Vice President, Chief Financial Officer	Base salary	$			$300,000	(1)	$300,000	(1)	$—		$300,000	(1)
	Target cash incentive bonus		—		120,000	(9)	120,000	(9)	—		120,000	(9)
	Stock options and restricted stock units unvested and accelerated		—		—	(3)	—	(3)	—		327,250	(6)
	Benefits and perquisites:
	Health care		—		20,091	(7)	20,091	(7)	—		20,091	(7)
	Accrued vacation pay		1,154	(8)	1,154	(8)	1,154	(8)	1,154	(8)	1,154	(8)

	Total		$1,154		$441,245		$441,245		$1,154		$768,495

Robert Repella	Compensation:
Chief Commercial Officer	Base salary				$350,000	(1)	$350,000	(1)			$350,000	(1)
	Target cash incentive bonus				140,000	(9)	140,000	(9)			140,000	(9)
	Stock options and restricted stock units unvested and accelerated				—	(3)	—	(3)			285,600	(10)
	Benefits and perquisites:
	Health care				20,091	(7)	20,091	(7)			20,091	(7)
	Accrued vacation pay		—	(8)	—	(8)	—	(8)	—	(8)	—	(8)

	Total				$510,091		$510,091				$795,691

*

Includes benefits payable to Dr. Polymeropoulos in connection with the tax indemnity agreement described above in “— Severance and Change in Control Benefits” which was approved by our Compensation Committee on March 16, 2007.

(1)	Last monthly base salary prior to the termination for a period of 12 months following the date of the termination.

(2)	Greater of the most recent target cash incentive bonus awarded prior to termination or the average of the prior three years cash incentive bonuses.

(3)

In the event that the executive’s employment is terminated by the Company for any reason other than Cause or Permanent Disability the vested portion of the executive’s options is determined by adding three months to the executive’s service. Where there is no value shown, the value of the accelerated is zero because the exercise price per share of the accelerated options was greater than the closing market price of the Company’s Common Stock on December 30, 2011.

(4)

Full acceleration for all options and RSUs held by Dr. Polymeropoulos will occur in the event of an involuntary termination following a change of control. For purposes of the table above, settlement of the RSUs is assumed to have occurred on December 31, 2011.

(5)

Full acceleration of all options granted to Dr. Feeney since May 2009 and all RSUs held by Dr. Feeney will occur in the event of an involuntary termination following a change of control. The vested portion of all other options will be accelerated by 3 months in the event of such involuntary termination. For purposes of the table above, settlement of the RSUs is assumed to have occurred on December 31, 2011.

(6)

Full acceleration for all option awards and RSUs held by Mr. Kelly will occur in the event of an involuntary termination following a change of control. For purposes of the table above, settlement of the RSUs is assumed to have occurred on December 31, 2011.

(7)	Payment of the COBRA health insurance premiums up to 12 months or until the executive begins employment with another company that offers comparable benefits.

(8)	Based on accrued but unused vacation days available to executive at December 31, 2011.

(9)	Represents the executive’s target cash bonus in effect as of December 31, 2011.

(10)

Full acceleration for all option awards and RSUs held by Mr. Repella will occur in the event of an involuntary termination following a change of control. For purposes of the table above, settlement of the RSUs is assumed to have occurred on December 31, 2011.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors recognizes the interests our investors have in the compensation of our executives. In recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in our Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

The Compensation Committee of our Board of Directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Compensation Discussion and Analysis our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards and performance conditions for certain RSUs) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

As an advisory vote, the result will not be binding on our Board of Directors or Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 3, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2011, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

All of the transactions set forth below were approved by a majority of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the audit committee and a majority of the members of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

In addition, the Company is a party to a tax indemnity agreement with Dr. Polymeropoulos. Under this tax indemnity agreement, the Company or its successor will reimburse Dr. Polymeropoulos for any excise tax that he is required to pay under Section 4999 of the Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of Dr. Polymeropoulos’ average annual compensation from the Company for the last five completed calendar years. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of Dr. Polymeropoulos’ average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees.

Stock Option and Restricted Stock Unit Awards

For information regarding stock options, stock awards and RSUs granted to our named executive officers and directors, see “Corporate Governance — Director Compensation” and “Compensation of Executive Officers.”

NO INCORPORATION BY REFERENCE

In Vanda’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material”. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the Internet so your shares will be represented at the Annual Meeting.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue

Suite 300E, Washington, D.C. 20037

or

Call (202) 340-3400

If you need additional copies of this Proxy Statement or voting materials, you should contact Investor Relations as described above.

The Board of Directors of Vanda Pharmaceuticals Inc.

Washington, D.C.

April 27, 2012

VANDA PHARMACEUTICALS INC. 2200 PENNSYLVANIA AVENUE, SUITE 300E WASHINGTON, D.C. 20037

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M46999-P26371	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VANDA PHARMACEUTICALS INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees:		☐	☐	☐
01) Mihael H. Polymeropoulos, M.D. 02) Steven K. Galson, M.D., M.P.H.

The Board of Directors recommends you vote FOR proposals 2 and 3:								For	Against	Abstain

2.	TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.							☐	☐	☐

3.	TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.							☐	☐	☐

NOTE: In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M47000-P26371

VANDA PHARMACEUTICALS INC.

Annual Meeting of Stockholders

JUNE 14, 2012 9:00 AM

This Proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Stockholders to be held on June 14, 2012

The undersigned appoints Mihael H. Polymeropoulos, M.D. and Mr. James P. Kelly, or any of them as shall be in attendance at the 2012 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Vanda Pharmaceuticals Inc. (the “Company”), to be held on June 14, 2012, at 9:00 a.m. local time, at Renaissance Washington, DC Dupont Circle Hotel, 1143 New Hampshire Avenue NW, Washington, D.C. 20037, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Board of Directors’ nominees for director in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.